UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934



                                February 5, 1999
                Date of Report (Date of earliest event reported)


                           SA TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                0-18048                    75-2258519
      (State Of               (Commission                (IRS Employer
      Incorporation)          File Number)               Identification No.)



                        1600 Promenade Center, 15th Floor
                              Richardson, TX 75080
                     (Address of Principal Executive Office)







                                 (972) 690-5888
              (Registrant's Telephone Number, Including Area Code)



                                (Not Applicable)
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 5.  Other Events

          As previously reported, SA Telecommunications, Inc. and its subsidiaries (collectively, the "Company") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Cases No. 97-2395 through 97-2401). Since that date, the Company has continued as a debtor-in-possession pursuant to the Bankruptcy Code.

          On November 18, 1998, the Company filed its Monthly Operating Report for the month ending July 31, 1998 (the "July MOR") with the Office of the United States Trustee (the "Trustee") and the Bankruptcy Court and on November 25, 1998, the Company filed the July MOR with the Securities and Exchange Commission. On February 5, 1999, the Company filed an amended Monthly Operating Report for the month ending July 31, 1998 (the "Amended July MOR") with the Trustee and the Bankruptcy Court.

          A copy of the Amended July MOR is attached hereto as Exhibit 99.1 and incorporated herein by reference.(1)

(1) The attachments and exhibits referenced in the Amended July MOR are not attached as part of Exhibit 99.1, but are available at the Office of the United States Trustee and the Bankruptcy Court. In addition, the Company agrees that it will furnish a copy of any omitted schedule or similar attachment to the Commission upon its request.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits:

          99.1 Amended Monthly Operating Report of the Company for the month ending July 31, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SA TELECOMMUNICATIONS, INC.


DATE:  March 3, 1999                         By: /s/ Albert B. Gordon, Jr.
                                                 -------------------------
                                                 Albert B. Gordon, Jr.
                                                 Chief Executive Officer